UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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BB&T Corporation

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Overview of BB&T Corporation Corporate Governance and Executive Compensation Practices 2019 Annual Meeting of Shareholders Additional Soliciting Materials

BB&T’s Board of Directors is committed to: Active Shareholder Engagement Robust Corporate Governance Diverse and Skilled Board Membership Sound Executive Compensation Practices Based on Corporate Performance Fulfillment of our Corporate Social Responsibility BB&T’s Board of Directors recommends: Election of 15 directors named in the proxy statement Ratify the appointment of our independent registered public accounting firm Advisory vote to approve BB&T’s executive compensation program This document summarizes our shareholder engagement process and the salient features of our corporate governance program and executive compensation practices. Executive Summary

We listen closely to our shareholders to understand their views and address their concerns about, and support for, our executive compensation and corporate governance programs. The feedback we receive during our shareholder engagement sessions directly informs the Board’s compensation and corporate governance decisions. BB&T’s Commitment to Shareholder Engagement

Record of Board Refreshment 53% of the Board has a tenure of six years or less, including two directors elected in 2018 New Lead Independent Director for 2019 Regular refreshment/rotation at Committee level, including new Nominating and Corporate Governance Committee Chair and Trust Committee Chair in 2019  Annual Board and Committee self-evaluations   Board Accountability Majority voting for director elections Annual director elections Stock ownership requirements for directors   Robust Shareholder Rights Proxy access   Right to call a special meeting   Elimination of supermajority voting provisions Corporate Governance Highlights

Leader in Board Diversity Among Peers The Nominating and Corporate Governance Committee is committed to diversity and considers a variety of factors to ensure that the overall composition of our Board is appropriate, such as occupational and geographic diversity, race, gender and age. The Nominating and Corporate Governance Committee annually assesses these factors in the director selection and nomination process. 47% of directors have a diverse racial or gender background. Women represent 33% of the Board and several key Board positions are held by women, including: The Lead Independent Director, Nominating and Corporate Governance Committee Chair and Trust Committee Chair. Diverse and Skilled Board

Diverse and Skilled Board (1) Indicates those Audit Committee members who the Board has determined to be “Audit Committee Financial Experts” under applicable SEC rules As highlighted in our proxy statement annually, the following skills matrix shows the diverse range of expertise our directors provide to BB&T. Executive Leadership Public Company Director Audit Committee Financial Expert Qualified (1) Accounting Academia Corporate Governance Technology or Cyber - Security Other Bank Director or Bank Executive Experi ence Financial Services Jennifer S. Banner K. David Boyer, Jr. Anna R. Cablik Patrick C. Graney Ill I. Patricia Henry Kelly S. King Louis B. Lynn, Ph.D. Easter A. Maynard Charles A. Patton Nido R. Qubein William J . Reuter Tollie W. Rich, Jr. Christine Sears Thomas E. Skains Thomas N. Thompson

Performance Share Units and Cash LTIP Each represents one-third of LTI, for a total of 67% based on future performance Determined based on relative ROCE measured over a 3-year performance period, with a relative 3-year TSR modifier Subject to a minimum performance threshold Payouts capped at 125% of target RSUs: one-third of LTI All LTI awards are subject to reduction/forfeiture in case of annual operating loss or significant risk outcome 2018 Executive Compensation Program Mix: Aligns Pay and Performance Measures financial achievement formulaically against two quantitative goals: return on assets (ROA) relative to peers and earnings per share (EPS) Also includes a qualitative performance component based on the Compensation Committee’s assessment of the achievement of key strategic priorities established early in 2018 Component Percentages: EPS (48%); ROA (32%); Qualitative (20%) Payouts capped at 125% of target CEO Long Term Incentives (LTI) Annual Incentive Program

2018 Performance Highlights •Increased our return on average assets in 2018 to 1.47%, up from 1.09% for 2017   •Increased our return on average common shareholders’ equity to 11.50%, up from 8.25% in 2017   •Improved our efficiency ratio to 60.0% for 2018, down from 65.8% in 2017     •Achieved historically low level of non-performing assets of 0.26% of total assets, as of December 31, 2018   •Maintained strong capital and liquidity ratios   •Provided 3.74% dividend yield and a 22.7% increase in our quarterly dividend during 2018

Total Shareholder Return 3 YEAR 5 YEAR 10 YEAR (percent) (percent) 1 YEAR (percent) BBT Peer Average S&P Financials Index (percent) 20 YEAR (percent) Peers include BAC, CFG, COF, FITB, HBAN, KEY, MTB, PNC, RF, STI, USB and WFC 1, 3, 5, 10 and 20 year are for periods ended 12/31/2018 using the closing stock price at the begin and end date for each respective TSR measurement period Source: Nasdaq IR and S&P Global

We appointed a Chief Corporate Social Responsibility Officer in 2018. Through the BB&T Lighthouse Project, our associates provide hands-on support for local projects and worthy causes that benefit our communities. Since 2009, we have completed more than 11,000 community service projects and contributed more than 640,000 volunteer hours to local charities (helping more than 16.5 million people). Bank-wide conservation initiatives helped reduce the volume of paper waste by over 10% in the past two years. BB&T purchases recycled paper and environmentally-friendly cleaning products and recycled 15.6 million lbs. of paper in 2018, helping to preserve more than 131,000 trees and 11.3 million pounds of CO2. We continue to publish annually on our website a Corporate Social Responsibility Report, highlighting our good stewardship of the natural resources entrusted to us, our promotion of our associates’ and communities’ well-being, and our strong corporate governance program. Corporate Social Responsibility Our board and management have shown their commitment to financial education, social causes, products that assist the underserved and protection of the environment in the following ways:

2019 Board Recommendations PROPOSAL Votes Required Board Recommendation Election of 15 directors named in the proxy statement Majority of votes cast for each nominee VOTE FOR EACH NOMINEE Ratify the appointment of our independent registered public accounting firm Majority of votes cast VOTE FOR Advisory vote to approve BB&T’s executive compensation program Majority of votes cast VOTE FOR